Exhibit 99.1

For Immediate Release

Contacts: Shev Rush Media First Public Relations shev@mediafirstpr.com 760-567-4321 Judy Piercey Kintera Corporate Communications jpiercey@kintera.com 858-795-3056

Kintera Reports Increase in Revenue For First Quarter 2005

•	Q1 2005 revenue increased to $9.5 million, up 208 percent from $3.0 million in Q1 2004

•	$82.3 million in online donations processed for Q1 2005, compared to $13.3 million for Q1 2004

•	Kintera launches CharityGift card and Kintera GivingFund

SAN DIEGO – May 9, 2005 – Kintera®, Inc. (NASDAQ: KNTA), the leading provider of software as a service to the nonprofit and government sectors, today announced financial results for its first quarter 2005.

For the quarter ended March 31, 2005, Kintera reported total revenue of $9.5 million, an increase of 208 percent compared with $3.0 million in the first quarter of 2004, and an increase of 22 percent from $7.8 million in the fourth quarter of 2004.

Kintera incurred a one-time, non-cash charge of approximately $3.0 million, or $0.10 per share, related to the vesting of restricted stock issued in the 2004 acquisition of CTSG upon the fulfillment of milestones.

Kintera’s net loss for the first quarter of 2005, excluding the one-time, non-cash charge, was $7.0 million, or $0.23 per share. Including the one-time, non-cash charge, the net loss for the first quarter was $9.9 million, or $0.33 per share, compared to a net loss of $5.9 million, or $0.21 per share, in the fourth quarter of 2004 and a loss of $4.8 million, or $0.21 per share, in the first quarter of 2004.

“In the first quarter of 2005, Kintera invested in our product development and marketing efforts as part of our business strategy,” noted Harry E. Gruber, M.D., CEO and chairman of Kintera. “We also achieved significant growth in revenue, and an increase in the number of large contracts as we grew our client base and strengthened our market leadership.”

Kintera typically generates revenue from upfront and monthly maintenance fees, as well as transaction fees for data screened and online donations processed for Kintera customers. The company processed $82.3 million in donations in the first quarter of 2005, over six times as much as the $13.3 million processed in the first quarter of 2004.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was a loss of $4.4 million, or $0.15 per share, in the first quarter of 2005, compared to a loss of $3.4 million, or $0.12 per share, in the fourth quarter of 2004. EBITDA was a loss of $3.2 million, or $0.14 per share, in the first quarter of 2004. Cash, cash equivalents and short-term investments as of March 31, 2005 totaled $39.4 million.

Added Gruber, “To generate additional revenue streams for our customers, we launched several new market offerings through our Kintera Directed Giving program, which was created to help channel gifts through donor advised funds and workplace giving solutions. In February, Kintera launched CharityGift™, an online service that features a gift card to benefit charities. In April, we introduced the Kintera GivingFund™, a new online payment gateway for donor advised fund accounts with a transaction initiation feature located on nonprofit organization websites. The Kintera GivingFund allows donors to use their charitable trust accounts at the moment they feel they want to give.”

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9605 Scranton Road, Suite 200 • San Diego, CA 92121 • 858.795.3000 • www.kintera.com

Kintera Reports Increase in Revenue For First Quarter 2005

As previously announced, Kintera will host a conference call on Tuesday, May 10, 2005 at 8:15 a.m. Eastern Time to discuss the financial results and guidance, and provide a company update. The conference call can be accessed by dialing toll free 800-435-1261 (617-614-4076 for international calls), using conference code 50078878. A live webcast and replay of the call over the Internet will be available at www.kintera.com in the “Investor Relations” area under “Financial Information.”

About Kintera, Inc.

Kintera® Inc. (NASDAQ: KNTA) provides an online solution to help nonprofit organizations deliver The Giving Experience™ to donors – including giving convenience, financial transparency, feedback about the social impact of their gifts, and a sense of belonging and appreciation. Kintera recently launched The Giving Communities™ interactive website at www.kintera.org where consumers can connect with thousands of causes and organizations, and purchase the CharityGift™ card to give a unique gift that also supports worthy organizations with a donation to charity.

More than 15,000 accounts in the nonprofit, government and corporate sectors use Kintera’s “software as a service” innovations, including the Friends Asking Friends® fundraising program and Kintera Sphere™, an enterprise-grade software platform that provides a secure, scaleable and reliable system for customer relationship management (CRM), a web content management system (CMS), eMarketing and directed giving applications. For more information about Kintera’s software and services, visit www.kintera.com.

Kintera, Kintera Sphere, Friends Asking Friends, The Giving Experience, The Giving Communities and CharityGift are either registered trademarks or trademarks of Kintera, Inc. in the U.S. and/or other countries.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Kintera is providing this information as of May 9, 2005, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Kintera’s anticipated operating results, and growth in the market for Kintera’s services. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Kintera with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; risks associated with accounting for and processing large amounts of donations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information contained in this press release is a statement of Kintera’s present intention, belief or expectation and is based upon, among other things, the existing industry conditions, market conditions and prices, the economy in general and Kintera’s assumptions. Kintera may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Kintera’s assumptions or otherwise. Kintera undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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9605 Scranton Road, Suite 200 • San Diego, CA 92121 • 858.795.3000 • www.kintera.com

Kintera Reports Increase in Revenue For First Quarter 2005

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA, EBITDA per share and net loss excluding special charges, may be considered non-GAAP financial measures. Kintera believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

The financial results included in this release are unaudited. The complete, audited financial statements of the company for the fiscal year ended December 31, 2004 are included in Kintera’s Annual Report on Form 10-K, which was filed with the SEC on March 16, 2005.

Kintera, Inc.

Consolidated Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	March 31, 2005	March 31, 2004
Net revenues	$9,468	$3,071
Cost of revenues	2,736	569

Gross profit	6,732	2,502
Gross margin	71%	81%

Sales and marketing	7,336	2,984
Product development and support	2,449	1,589
General and administrative	3,050	1,612
Stock-based compensation	1,110	1,128
Stock-based compensation one-time non-cash charge for vesting stock related to CTSG acquisition	2,955	—

Total operating expenses	16,900	7,313

Operating loss	(10,168)	(4,811)

Interest income (expense) and other	238	57

Net loss	$(9,930)	$(4,754)

Basic and diluted net loss per share	$(0.33)	$(0.21)

Weighted average shares - basic and diluted	29,776	22,472

9605 Scranton Road, Suite 200 • San Diego, CA 92121 • 858.795.3000 • www.kintera.com

Kintera Reports Increase in Revenue For First Quarter 2005

Kintera, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	As of March 31, 2005	As of December 31, 2004
Cash, cash equivalents and short-investments	$39,416	$50,246
Accounts receivable	7,001	6,471
Accounts receivable from related party	—	—
Other current assets	2,294	1,970

Total current assets	48,711	58,687

Property and equipment, net	7,032	5,484
Intangibles and other	23,051	22,767

Total assets	$78,794	$86,938

Donations payable to customers	$2,610	$4,610
Deferred revenue	8,406	8,149
Accounts payable and other current liabilities	4,363	5,488

Total current liabilities	15,379	18,247

Other liabilities	101	104

Stockholders’ equity	63,314	68,587

Total liabilities and stockholders’ equity	$78,794	$86,938

Kintera, Inc.

Reconciliation of GAAP Net Loss to EBITDA

(in thousands)

(unaudited)

	For the three months ended March 31,
	2005	2004
Net loss	$(9,930)	$(4,754)
Interest expense	54	57
Depreciation and amortization	1,370	374
Income taxes	—	—
Stock based compensation	1,110	1,128
Stock based compensation one-time, non-cash charge for vesting stock related to CTSG acquisition	2,955	—

EBITDA	$(4,441)	$(3,195)

EBITDA per share	$(0.15)	$(0.14)

Weighted average shares - basic and diluted	29,776	22,472

9605 Scranton Road, Suite 200 • San Diego, CA 92121 • 858.795.3000 • www.kintera.com